UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 17 , 2009 (February 12, 2009)

CHINA AGRITECH, INC.

 (Exact name of registrant as specified in its charter)

Delaware	000-49608	75-2955368

(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 3F No. 11 Building, Zhonghong International Business Garden
Future Business Center,
Chaoyang North Road, Chaoyang District, Beijing, China 100024
 (Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:
(86)10-59621278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Entry into a Material Definitive Agreement.

On February 12, 2009, Tailong Holding Company Limited (“Tailong”), a company existing and established under the laws of Hong Kong and wholly owned subsidiary of China Agritech, Inc. (the “Registrant”), a Delaware corporation, entered into (i) a Share Purchase Agreement (the “Purchase Agreement”), attached hereto as Exhibit 10.1, among Yinlong Industrial Co. Ltd. (“Seller”), a company existing and established under the laws of the People’s Republic of China, and Pacific Dragon Fertilizer Co., Ltd. (“Pacific Dragon”), a company existing and established under the laws of the People’s Republic of China and (ii) a Supplemental Purchase Agreement (the “Supplemental Agreement”), attached hereto as Exhibit 10.2, among, Seller, Pacific Dragon, Yu Chang (“Mr. Chang”), an individual residing in the People’s Republic of China and Xiao Rong Teng (“Ms. Teng”), an individual residing in the People’s Republic of China, pursuant to which Tailong acquired Seller’s 10% interest in Pacific Dragon for an aggregate purchase price of $7,980,000.00 (the “Transaction”).  In connection with the Transaction, Tailong issued a promissory note more fully described herein in Item 2.03, and incorporated herein by reference.  Mr. Chang, the Chief Executive Officer of the Registrant owns 85% of the Seller’s issued and outstanding shares.  Ms. Teng, a member of the board of directors of the Registrant owns the remaining 15% of the Seller’s issued and outstanding shares.

Following the Transaction, the Registrant, through its subsidiaries, will become the sole owner of all issued and outstanding shares of Pacific Dragon, a manufacturer, marketer and distributor of a series of organic liquid compound fertilizers in the People’s Republic of China.  Thus, the Registrant, as the sole shareholder of Tailong, will indirectly own 100% of Pacific Dragon.

Under the terms of the Purchase Agreement and the Supplemental Agreement, Tailong has paid or will pay consideration comprised of (i) $1,000,000 in cash paid at closing, and (ii) a promissory note delivered at closing in the principal amount of $6,980,000 (the “Promissory Note”), which is more fully described herein in Item 2.03, which is incorporated herein by reference.

Pursuant to the Purchase Agreement and the Supplemental Agreement, Seller, Tailong and Pacific Dragon agree to amend the articles of association of Pacific Dragon and cooperate to obtain approval for the Transaction from the government of the People’s Republic of China.  The Supplemental Agreement contains customary representations and warranties.  Under the terms of the Supplemental Agreement, Seller, Mr. Chang and Ms. Teng will indemnify Tailong for the breach of (i) any representation or warranty, (ii) any breach or nonperformance of an obligation under the Supplemental Agreement, or (iii) any expenses of Tailong related to the enforcement of its indemnification rights under the Supplemental Agreement.  Under the terms of the Supplemental Agreement, Tailong will indemnify the Seller for its breach of any representation, warranty or nonperformance of any obligation under the Supplemental Agreement.

Subject to the approval of the government of the People’s Republic of China, the Transaction is expected to close on or before March 31, 2009.

Item 2.03:	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Transaction, Tailong entered into the agreement described herein in this Item 2.03.  The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

(a)           On February 12, 2009, in connection with the Supplemental Purchase Agreement described in Item 1.01, Tailong issued an unsecured, interest-free promissory note (the “Promissory Note”), attached hereto as Exhibit 10.3, in the principal amount of $6,980,000 to Seller as consideration for the purchase of its 10% interest in Pacific Dragon.  The Promissory Note has a maturity date of December 31, 2009 and Tailong may prepay all or any portion of the principal of the Promissory Note without penalty.  The unpaid principal balance of the Promissory Note is due and payable on December 31, 2009, unless accelerated pursuant to an event of default.  The events of default, as defined in the Promissory Note are customary.

(b)           Not applicable.

(d)           Not applicable.

(e)           Not applicable.

Item 8.01:	Other Events.

On February 17, 2009, the Registrant issued a press release announcing the purchase of the Pacific Dragon shares and describing the transactions disclosed in this Current Report on Form 8-K.  A copy of the press release, attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, is being furnished pursuant to Item 8.01 and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.

Item 9.01.	Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

Exhibit No.	Description
10.1	Form of Share Purchase Agreement, dated February 12, 2009, among Yinlong Industrial Co., Ltd., Tailong Holding Company Limited, and Pacific Dragon Fertilizer Co. Ltd.
10.2
Form of Supplemental Share Purchase Agreement, dated February 12, 2009, among Yinlong Industrial Co. Ltd., Tailong Holding Company Limited, Pacific Dragon Fertilizer Co. Ltd., Yu Chang, and Xiao Rong Teng

10.3	Form of Promissory Note, dated February 12, 2009, by Tailong Holding Company Limited, in favor of Yinlong Industrial Co. Ltd.
99.1	Press Release, dated February 17, 2009

EXHIBITS

Exhibit No.	Description
10.1	Form of Share Purchase Agreement, dated February 12, 2009, among Yinlong Industrial Co., Ltd., Tailong Holding Company Limited, and Pacific Dragon Fertilizer Co. Ltd.
10.2
Form of Supplemental Share Purchase Agreement, dated February 12, 2009, among Yinlong Industrial Co. Ltd., Tailong Holding Company Limited, Pacific Dragon Fertilizer Co. Ltd., Yu Chang, and Xiao Rong Teng

10.3	Form of Promissory Note, dated February 12, 2009, by Tailong Holding Company Limited, in favor of Yinlong Industrial Co. Ltd.
99.1	Press Release, dated February 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRITECH, INC.

Date: February 17, 2009	/s/ Yu Chang
Yu Chang
Chief Executive Officer